Exhibit 99.1
Investor Update
October 16, 2017

This investor update provides Spirit's third quarter 2017 guidance. All data is based on preliminary estimates.
Total revenue per available seat mile for the third quarter 2017 is estimated to be down approximately 6.5 percent year over year.  This is better than our previous guidance range of down 7.0 to 8.5 percent given in early September, due to improving ticket and non-ticket yields and better-than-expected load factor.

During the third quarter 2017, Spirit canceled over 1,650 flights related to Hurricanes Harvey, Irma, and Maria.  The Company estimates the unusual meteorological activity, together with the overhang from the pilot work action earlier in the year, negatively impacted third quarter revenue by approximately $40 million and operating margin by approximately 450 basis points.

Adjusted cost per available seat mile ex-fuel for the third quarter 2017 is expected to be flat to down 1 percent year over year compared to our previous guide of down 2 to 3 percent, primarily due to fewer available seat miles and additional costs related to the preparation for, and recovery from, Hurricane Irma.

3Q17E
Capacity - Available Seat Miles (ASMs) (Thousands)	7,681,312
Year-over-Year % Change	18%

Total Revenue per ASM (TRASM)
Year-over-Year % Change	Down approx. 6.5%

Adjusted Operating Expense Ex-Fuel per ASM
Adjusted CASM ex-fuel year-over-year % change(1)	Flat to down 1%

Average Stage Length (miles)	1,006

Fuel Expense ($)
Fuel gallons (millions)	90.3
Economic fuel cost per gallon(2)	$1.75

Selected Operating Expenses ($Millions)
Aircraft rent	$53.4
Depreciation and amortization	$36.8

Interest Expense, net of Capitalized Interest ($Millions)
Interest expense	$15.1
Capitalized interest	$(3.2)
Interest Income	$(2.6)
Interest expense, net	$9.3

Effective Tax Rate	36.5%

Wtd. Average Diluted Share Count (Millions)	69.5

Footnotes

(1)	Excludes all components of fuel expense and special items.
(2)	Includes fuel taxes and into-plane fuel cost.

Forward-Looking Statements

Statements in this release and certain oral statements made from time to time by representatives of the Company contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act) which are subject to the “safe harbor” created by those sections. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than statements of historical facts are “forward-looking statements” for purposes of these provisions. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” and similar expressions intended to identify forward-looking statements. Forward-looking statements include, without limitation, statements regarding the Company's intentions and expectations regarding the delivery schedule of aircraft on order, guidance and estimates for the third quarter 2017, including expectations regarding the delivery schedule of aircraft on order, announced new service routes, revenues, TRASM, cost of operations, operating margin, capacity, CASM, CASM ex-fuel, fuel expense, economic fuel cost, expected unrealized mark-to-market gains or losses, capital expenditures and other working capital requirements, aircraft rent, depreciation and amortization, fuel hedges and tax rates. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Furthermore, such forward-looking statements speak only as of the date of this release. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Risks or uncertainties (i) that are not currently known to us, (ii) that we currently deem to be immaterial, or (iii) that could apply to any company, could also materially adversely affect our business, financial condition, or future results. References in this report to “Spirit,” “we,” “us,” “our,” or the “Company” shall mean Spirit Airlines, Inc., unless the context indicates otherwise. Additional information concerning certain factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.